UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  December 31, 2012

 Intermolecular, Inc.
(Exact Name of Registrant as Specified in Charter)

Delaware	001-35348	20-1616267
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3011 N. First Street
San Jose, California	95134
(Address of Principal Executive Offices)	(Zip Code)

(408) 582-5700
(Registrant’s Telephone Number, Including Area Code)

N/A
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM  1.01.           ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

CDP Agreement with First Solar

On December 31, 2012, we entered into a collaborative development program (“CDP”) agreement with First Solar, Inc. (“First Solar”) to improve the efficiency of First Solar's CdTe photo-voltaic cell based solar panels. This CDP is an expansion of an earlier collaboration between First Solar and us as reflected in an agreement dated June 1, 2012.

Under this CDP agreement, we will provide development services to First Solar using our proprietary HPC platform for the purpose of improving the efficiency of First Solar's CdTe photo-voltaic cell based solar panels. First Solar has agreed to pay us fees for providing the development services to First Solar and certain pre-approved expenses and material costs.

We have agreed to grant First Solar a royalty bearing license to use the CDP intellectual property necessary to manufacture and sell any improved solar panels to the extent that we are successful in improving the efficiency of First Solar's CdTe solar panels.

For certain other incremental technology developed by us under this CDP, First Solar shall have a right for a fixed period of time to purchase the technology for a fixed amount.

The period of development activities and use of the HPC platform is at least through February 28, 2014.

The foregoing description of the CDP does not purport to be complete and is qualified in its entirety by reference to the agreement that will subsequently be filed as an exhibit to our Annual Report on Form 10-K.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INTERMOLECULAR, INC.

Date: January 7, 2013	By:	/s/ David E. Lazovsky
David E. Lazovsky
President and Chief Executive Officer